NSAR ITEM 77O

                              VKAC High Yield Fund
                               10f-3 Transactions


  Underwriting #                Underwriting                   Purchased From         Amount of shares          % of       Date of
                                                                                         Purchased          Underwriting   Purchase


         1                       Cablevision                    Bear Stearns             2,400,000           0.500%       12/05/97
         2           United International Holdings, Inc     Donaldson, Lufkin &          2,700,000           0.196%       01/30/98
                                                                  Jenrette
         3                 Chesapeake Energy Corp.          Donaldson, Lufkin &          2,000,000           0.400%       04/17/98
                                                                  Jenrette


Other Firms participating in Underwriting:

Underwriting for #1
-------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co., Incorporated
Salomon Brothers Inc.

Underwriting for #2
-------------------
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley Dean Witter
TD Securities Inc.

Underwriting for #3
-------------------
Morgan Stanley Dean Witter
Bear, Stearns & Co. Inc.
Lehman Brothers J.P. Morgan & Co.

                                  NSAR ITEM 770

                            VK Strategic Income Fund
                               10f-3 Transactions


      Underwriting #         Underwriting              Purchased From       Amount of Shares         % of              Date of
                                                                                Purchased        Underwriting          Purchase


             1           United International        Donaldson, Lufkin &          250,000             0.018%             01/30/98
                            Holdings, Inc.                Jenrette
             2              Pan Am Set 5yr                   DLJ                1,500,000             0.750%             01/13/98
             3              Pan Am Set 5yr                   DLJ                1,500,000             1.000%             01/13/98
             4              Yorkshire Power             Merrill Lynch           2,000,000             0.308%             02/19/98
                           Financial Limited
             5              Yorkshire Power             Merrill Lynch           5,000,000             0.769%             02/19/98
                           Financial Limited
             6            Federal Mogul Corp.           Bear Stearns            1,000,000             0.100%             06/25/98


Other Firms Participating in Underwriting:

Underwriting for #1

Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith
Morgan Stanley Dean Witter
TD Securities (USA) Inc.

Underwriting for #2

Underwriting for #3

Underwriting for #4

Merrill Lynch, Pierce, Fenner & Smith
Salomon Brothers Inc
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC

Underwriting for #5

Merrill Lynch, Pierce, Fenner & Smith
Salomon Brothers Inc
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC

Underwriting for #6

Chase Securities Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
BNY Capital Markets, Inc.
BancAmerica Robertson Stephens
Credit Lyonnais Securities (USA) Inc.
First Chicago Capital Markets, Inc.
First Union Capital Markets, a division of Wheat First Securities, Inc. Scotia Capital Markets (USA) Inc.